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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated December 5, 1997, on the financial statements of the following businesses included in or made a part of this registration statement on Form S-1: PAR Electrical Contractors, Inc.; Quanta Services, Inc.; Union Power Construction Company; TRANS TECH Electric, Inc.; and Potelco, Inc.; and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Houston, Texas

February 9, 1998